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                          DIAMOND BRANDS INCORPORATED

                               OFFER TO EXCHANGE

             SERIES B 12 7/8% SENIOR DISCOUNT DEBENTURES DUE 2009,

    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING

              SERIES A 12 7/8% SENIOR DISCOUNT DEBENTURES DUE 2009



TO OUR CLIENTS:

          Enclosed for your consideration is a Prospectus of Diamond Brands Incorporated, a New York corporation (the "Issuer"), dated ____________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered Series B 12 7/8% Senior Discount Debentures due 2009 (the "New Debentures") for any and all outstanding Series A 12 7/8 1/8% Senior Discount Debentures due 2009 (the "Old Debentures") (CUSIP No. 252564 AA 7 for Old Debentures issued pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and CUSIP No. U25258 AA 9 for Old Debentures issued pursuant to Regulation S under the Securities Act), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of April 21, 1998, between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated (the "Initial Purchasers").

          This material is being forwarded to you as the beneficial owner of the Old Debentures carried by us in your account but not registered in your name. A TENDER OF SUCH OLD DEBENTURES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

          Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1998 (THE "EXPIRATION DATE") (30 CALENDAR DAYS FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY THE ISSUER. ANY OLD DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

          Your attention is directed to the following:

          1.  The Exchange Offer is for any and all Old Debentures.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."
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          3.  Any transfer taxes incident to the transfer of Old Debentures from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Issuer.

If you wish to have us tender your Old Debentures, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Debentures.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated ___________, 1998, of Diamond Brands Incorporated, a Minnesota corporation, and the related specimen Letter of Transmittal.

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          This will instruct you to tender the number of Old Debentures indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_]  Please tender my Old Debentures held by you for my account. If I do not wish to tender all of the Old Debentures held by you for my account, I have identified on a signed schedule attached hereto the number of Old Debentures that I do not wish tendered.

Box 2 [_]  Please do not tender any Old Debentures held by you for my account.

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Dated________________________________, 1998   __________________________________
                                                         Signature(s)

                                              __________________________________


                                              __________________________________
                                                   Please print name(s) here

                                              __________________________________
                                              Area Code and Telephone Number(s)

                                              __________________________________
                                               Tax Identification or Social
                                                     Security Number


     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD DEBENTURES.